The securities represented by this Warrant were originally issued on January 7, 2000, and have not been registered under the Securities Act of 1933, as amended, or any state securities laws. These securities have been issued in a transaction exempt from the registration requirements of such Act and state securities laws and may not be sold except in a transaction which is exempt under such Act or pursuant to a registration statement under such Act or in a transaction which is otherwise in compliance with such Act, in each case only to the extent such Act is applicable.

       The transfer of the securities represented by this Warrant is restricted by and subject to the terms of an Investment Agreement dated January 7, 2000, a copy of which is on file with the Secretary of the Company, and will be furnished to any interested party upon written request.


                               TELULAR CORPORATION

                            STOCK PURCHASE WARRANT


  Date of Issuance:  January 7, 2000            Certificate No. W-1


       FOR VALUE RECEIVED, Telular Corporation, a Delaware corporation (the Company), hereby grants to Wells Fargo Business Credit, Inc., a Minnesota corporation (Wells Fargo) or its registered assigns (the Registered
  Holder) the right to purchase 50,000 shares of Common Stock (as defined in
  Section 4, below) of the Company at any time at an exercise price of $16.29375 per share (the Exercise Price). The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

       This Warrant was issued pursuant to that certain Credit and Security Agreement (the Credit Agreement) dated January 7, 2000 by and between the Company and Wells Fargo and is the Warrant referred to in the Credit Agreement. This Warrant and any shares of Common Stock issued upon the exercise of this Warrant shall be subject in all respects to the terms and conditions of that certain Investment Agreement (the Investment Agreement) dated January 7, 2000 by and between the Company and Wells Fargo. The Registered Holder is entitled to certain rights and privileges contained in the Investment Agreement pertaining to the Company's obligation to purchase and redeem this Warrant or the Common Stock issued upon the exercise hereof at the election of the Registered Holder and to provide certain registration rights, all of which rights are hereby incorporated herein by this reference.

       This Warrant is subject to the following provisions:

       Section 1.     Exercise of Warrant.

            1.1. Exercise. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time; provided, however, that any partial exercise of this Warrant shall be for at least 10,000 shares of Common Stock and increments of 1,000 shares of Common Stock, subject to appropriate adjustment in the event the terms of this Warrant are adjusted pursuant to Section 2, below.

            1.2. Exercise Procedure.

            (a) This Warrant shall be deemed to have been exercised when the Company has received all of the following items:

                 (i) a completed Exercise Form, substantially in the form attached hereto as Exhibit A, executed by the Person (as defined in Section 4, below) exercising all or part of the purchase rights represented by this Warrant (the Purchaser);

                 (ii)      this Warrant;

                 (iii) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in Exhibit B hereto evidencing the assingment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 5 hereof; and

                 (iv) a cashier's or certified check payable to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

            (b) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within five business days after the date of any exercise of this Warrant (the Exercise Date). Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Form.

            (c) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

            (d) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

            (e) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

            (f) The Company shall take all such actions as may be necessary to assure that all shares of Common Stock issuable upon the exercise of this Warrant may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

            1.3. Fractional Shares. If a fractional share of Common Stock would, but for the provisions of Section 1.1, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five business days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between the Market Price (as defined in Section 4, below) of such fractional share and the Exercise Price of such fractional share.

       Section 2. Adjustments. In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding shares of Common Stock, or the shares of Common Stock shall be changed into the same or a different number of the same or another class of stock, or into securities of another Person, cash or other property, the total number of shares of Common Stock which the Registered Holder shall be entitled to purchase hereunder and the Exercise Price applicable to each such share of Common Stock shall be automatically (and without notice or further action) and appropriately adjusted.

       Section 3. Covenants. The Company covenants and agrees that so long as the Registered Holder holds this Warrant and/or any shares of Common Stock issued upon exercise of this Warrant:




            (a) the shares of Common Stock issuable upon exercise of this Warrant will, upon such exercise and issuance in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof;

            (b) the Company will at all times have authorized, and reserved for the purpose of issuance upon total or partial exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant; and

            (c) the Company will pay when due and payable or reimburse the Registered Holder or Purchaser promptly upon demand for any and all transfer, stamp and related taxes (except federal and state income taxes) or other cost which may be payable in connection with the issuance of this Warrant or the issuance of any shares of Common Stock upon the exercise of this Warrant except in any case where the shares of Common Stock are issued to a Registered Holder other than Wells Fargo.

       Section 4. Definitions. The following terms have the meanings set forth below:

       Appraised Price means the fair market value of the Company's entire equity determined on a going concern basis, between a willing buyer and a willing seller, assuming the payment of the purchase price in cash in full on the closing of the transaction and the complete cooperation, support and continuity of management, and taking into account all relevant factors determinative of value (but not taking into account any discounts for lack of liquidity, minority position or other similar or related discounts), divided by the number of shares of Common Stock issued and outstanding on the Exercise Date. The Appraised Price shall be determined by an independent investment banking firm of recognized national standing having a capital and surplus of not less than $50,000,000 mutually agreeable to the Company and the Registered Holder of this Warrant. In the absence of agreement on such investment banking firm, the Company and the Registered Holder shall each select an investment banking firm and the two firms so selected shall select a third investment banking firm meeting the criteria set forth above which shall make a determination of the Appraised Price. The cost of such determination shall be borne by the Company

       Common Stock means the Common Stock of the Company, par value $.01 per share; provided that if there is a change such that the securities issuable upon exercise of this Warrant are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term Common Stock shall mean the security issuable upon exercise of this Warrant.

       Market Price means the closing sale price of Common Stock on the NASDAQ National Market System (or such other national securities exchange or over-the-counter market on which such shares are then traded) on the Exercise Date, or if shares of Common Stock are not publicly traded on the Exercise Date, the Appraised Price as of the end of the month immediately proceeding the Exercise Date.

       Person means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

       Section 5.     Warrant  Transferable.    This  Warrant  and  all  rights
  hereunder are transferable in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit B hereto) at the principal office of the Company; provided that in the opinion of counsel for the Company, such transfer is exempt from registration and otherwise lawful under all applicable state and federal securities laws.

       Section 6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by
  the  Registered  Holder  at  the  time  of  such  surrender.    All  Warrants
  representing portions of the rights hereunder are referred to herein as this Warrant.

       Section 7.     Replacement.    Upon  receipt  of  evidence  reasonably
  satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

       Section 8. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered personally, sent by reputable overnight courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

       Section 9. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of this Warrant representing at least a majority of the shares of Common Stock obtainable upon exercise of this Warrant.

       Section 10. Descriptive Headings. The descriptive headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

       Section 11. Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Warrant shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Delaware. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Wisconsin in connection with any controversy related to this Warrant; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by either party in connection with this Warrant shall be venued in either the Circuit Court of Milwaukee County, Wisconsin, or the United States District Court, Eastern District of Wisconsin; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

       THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS WARRANT.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the date hereof.


                                  TELULAR CORPORATION



                                  By:
                                     Kenneth E. Millard, President

  [Corporate Seal]

  Attest:



  Assistant Secretary




                                    EXHIBIT A

                                  EXERCISE FORM



  To:   Telular Corporation                                   Dated:




       The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-___), hereby agrees to subscribe for the purchase of ______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

       The shares of Common Stock are to be issued in the following name:


  Name


  Address


  Taxpayer Identification Number


       The new Warrant for the unexercised portion of the rights under the Warrant is to be issued in the following name:


  Name


  Address


  Taxpayer Identification Number


                                  Signature

                                  Address




                                    EXHIBIT B

                                   ASSIGNMENT



       FOR VALUE RECEIVED, ___________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-______) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:



  Name(s) of Assignee(s)             Address                  No. of Shares









  Dated:                          Signature

                                  Witness